EXHIBIT 99.3

TRUE NATURE APPOINTS NEW CHIEF FINANCIAL OFFICER;

ANNOUNCES CHANGE IN TRANSFER AGENT

ATLANTA, GA / March 7, 2017 / True Nature Holding, Inc. (OTCQB: TNTY) (the "Company") announced today that it continues its investment in new executive talent with the appointment of Ms. Susanne Leahy as the Company’s Chief Financial Officer, effective immediately. Separately, it is informing its shareholders of a change in the transfer agent which will effect all stock transactions.

Ms. Leahy, age 47, is an innovative senior executive with 20+ years of diversified corporate leadership experience, and brings expert and impressive knowledge in both finance and business administration to True Nature Holding, Inc. She will lead the Company’s financial strategy and play a key role in strategic growth initiatives, with a focus on acquisitions and shareholder value.

"Susanne is a high-energy, action-oriented leader with a proven history of creating and executing strategies that drive customer and margin growth with attention to strong revenue, profitability and performance while managing budgets and prioritizing top stakeholder priorities," said Amy Lance, Chairman of the Board of Directors.

Of note, Mr. Christopher Knauf will no longer serve as Chief Financial Officer and will focus solely on serving the Company as Chief Executive Officer.

"It is a pleasure to join such a laser-focused organization with a growing leadership team and a great future," said Leahy. "I look forward to working with the team to help achieve continued success as we gain momentum in closing our first projected acquisition."

About Susanne Leahy:

From 2013 – 2016, Susanne Leahy functioned as the Senior Vice President of Finance and Operations at Cinedigm, a $250M+ publicly held media company. She managed a large team across their corporate spectrum with special focus on audits for SEC and Sox compliance filings, financial analytics, disclosure statements related to GAAP, earnings and performance, adopted processes, impairments, acquisitions; and 10-K/10-Q schedules with supporting narratives.

From 2000-2012, Ms. Leahy worked at New Video Group, a $120M business, where she was VP of Finance & Operations through a period of transformation and extremely profitable growth. Leahy built and managed a 12-person team and held full directive responsibility for finance, operations, accounting, treasury, budgeting, human resources, and IT.

From 1999-2000 Leahy was General Accounting Manager for Bulgari Corporation of America. From 1996-1999 she was Assistant Manager of Passenger Revenue for British Airways. From 1990-1996 she worked as Assistant Payroll Supervisor for the New York Institute of Technology. Ms. Leahy earned her Bachelor's Degree in Accounting from New York Institute of Technology – Old Westbury in 1995.

Announcement in Change of Transfer Agents:

Effective February 17, 2017 the Company’s Board of Directors approved the changing of transfer agents from VStock Transfer in Woodmere, New York to Island Stock Transfer in Tampa, Florida. The contact information for Island is: Abby Lord, agent for Island Stock Transfer, 15500 Roosevelt Blvd, Suite 301, Clearwater, FL 33760, (727) 289-0010, www.islandstocktransfer.com.

The Mission of True Nature Holdings, Inc.

To unlock the potential of the compounding pharmacy industry to improve human and animal health, serve unmet patient needs, elevate the dignity of skilled pharmacists, and build shareholder value through the delivery of quality, cost effective, and innovative healthcare products and pharmaceuticals to the world.

The Vision of True Nature Holdings, Inc.

To become globally recognized for our best practices focused on driving quality, efficiency, and sustainability in the compounding pharmaceutical industry, natural solutions for healthy living, and novel approaches for delivery of these solutions.

Statement Under the Private Securities Litigation Reform Act

As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances, and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect True Nature Holding, Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

To learn more about the Company, visit www.truenaturepharma.com.

A one-page investor information document can be viewed at the following link: http://truenaturepharma.com/wp-content/uploads/2017/02/tnty-investor-info-sheet.20170227.pdf

Contact Information:

Mack Leath
404-913-1802
contact@truenaturepharma.com

SOURCE: True Nature Holding, Inc.